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                                                                Exhibit 8.1




                                  July 25, 2000







General Electric Company
3135 Easton Turnpike
Fairfield, CT  06431


            Re:  General Electric Company
                 REGISTRATION STATEMENT ON FORM S-4
                 ----------------------------------

Ladies and Gentlemen:

            We are acting as special tax counsel to General Electric Company, a Delaware corporation ("GE"), in connection with the exchange offer (the "Offer") by GE, through its wholly owned subsidiary, Four Points Acquisition, Inc., a Missouri corporation ("Acquisition"), for shares of common stock of Harmon Industries, Inc., a Missouri corporation (the "Company"), and the proposed merger (the "Merger") of Acquisition with and into the Company pursuant to the Agreement and Plan of Merger dated as of July 16, 2000, among GE, Acquisition, and the Company (the "Agreement"). You have requested our opinion regarding the accuracy of the discussion set forth under the heading "Certain Federal Income Tax Consequences" in the Prospectus (the "Prospectus"), which is included in the Registration Statement on Form S-4 (the "Registration Statement"), filed on July 25, 2000 with the Securities and Exchange Commission (the "Commission") in connection with the Offer. Except
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as otherwise indicated, all capitalized terms used in this opinion letter have the same meaning as in the Agreement.

            In rendering the opinion expressed in this letter, we have examined the Agreement, the Registration Statement (including the Prospectus and exhibits thereto), the Officer's Certificates of GE and the Company, each dated as of the date hereof, which have been delivered to us for purposes of this opinion, and such other documents as we have deemed necessary or advisable. In our examination of such documents and in our reliance upon them and in issuing this opinion, we have assumed, with your consent, that (i) all documents submitted to us are authentic originals or, if submitted as photocopies or telecopies, that they faithfully reproduce the originals thereof; (ii) all such documents submitted to us have been or will be duly executed and validly signed (and filed, where applicable) to the extent required in the same form as they have been provided to us; (iii) each executed document will constitute a legal, valid, binding, and enforceable agreement; (iv) all representations and statements set forth in such documents, which we have not attempted to verify independently, are and will remain true, accurate, and complete; (v) any representation or other statement in the Officer's Certificates or the other documents referred to herein made "to the best of the knowledge and belief" or similarly qualified is correct without such qualification; (vi) no actions have been (or will be) taken which are inconsistent with any representation or other statement in the Officer's Certificates; (vii) the Offer and the Merger and all related transactions will be carried out in accordance with the terms and conditions of such documents without the waiver or modification of any such terms or conditions; and (viii) all obligations imposed on, or covenants agreed to by, the parties pursuant to such documents have been or will be performed or satisfied in accordance with their terms. We also have assumed that the Merger will qualify as a statutory merger under applicable Missouri law and that you have disclosed to us all of the documents that are relevant to the transactions that are the subject of this opinion. Furthermore, we have assumed that the total number of Shares actually delivered pursuant to the (1) the Earn-Out Payment pursuant to Section 2.2(c) of the Asset Purchase Agreement dated March 18, 1999 by and among Coronado Investments, Inc., DJR Inc., David W. Harig, Jeffery Harig, Richard Harig, and Nancy Harig and (2) the Rights of Option and Pre-Emption provisions contained in Article 10 of the Share Purchase Agreement dated
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April 29, 1999 by and among Harmon Industries, Inc., Mr. Pier, Luigi Siliani,
Mr. Maurizio Siliani, Mr. Claudio Siliani, Multi Royalties Avgift Ltd. and INSIL S.r.l. will not exceed twenty percent of the total outstanding Shares at the time such additional Shares are delivered.

            Based upon and subject to the foregoing, it is our opinion that, although the discussion set forth under the heading "Certain Federal Income Tax Consequences" in the Prospectus does not discuss all possible United States federal income tax consequences of the Offer and the Merger to Company shareholders who surrender shares of Company common stock pursuant to the Offer and the Merger, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the Offer and the Merger that are likely to be material to such shareholders who hold shares of Company common stock as capital assets and who are not subject to special rules under the Internal Revenue Code of 1986, as amended, or do not otherwise have special individual circumstances.

            As stated in the discussion, the qualification of the Offer and the Merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, is based on, among other things, the satisfaction of the factual assumptions that (i) the Offer and the Merger will be completed under the current terms of the Agreement, (ii) the minimum tender condition for the Offer set forth in Section 1.1(b) of the Agreement will be satisfied, and (iii) the Merger will be completed promptly after the Offer. The ability to satisfy such factual assumptions, and therefore the United States federal income tax consequences of the Offer and the Merger, depend in part on facts that will not be available before the completion of the Merger.

            Our opinion is expressed as of the date hereof and is based upon existing statutory, regulatory, administrative, and judicial authority and guidance in effect as of the date hereof, any of which may be changed at any time, possibly with retroactive effect. A change in any of the authorities or guidance upon which our opinion is based could affect our conclusions. In addition, our opinion is based solely on the documents that we have examined, the additional information that we have obtained, and the statements, assumptions, and representations referred to herein that we have assumed with
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your consent to be true, accurate, and complete on the date hereof and at the consummation of the Offer and at the time the Merger becomes effective. Our opinion cannot be relied upon if any of the material facts contained in such documents or such additional information, statements, assumptions or representations referred to herein is, or later becomes, inaccurate. We disclaim any undertaking to advise you of any subsequent change in the facts stated, referenced, or assumed herein or any subsequent change in the authorities or guidance upon which our opinion is based. Our opinion represents our legal judgment and has no official status of any kind. Accordingly, we cannot assure you that the Internal Revenue Service or a court having jurisdiction over the issue will agree with our opinion.

            Finally, our opinion is limited to the tax matters specifically addressed herein, and no other opinions should be inferred beyond the matters expressly stated. We have not been asked to address, nor have we addressed, any other tax consequences of the Offer or the Merger, including, but not limited to, any other federal, state, local, foreign, transfer, sales, or use tax consequences, or any tax consequences of any other transactions or events contemplated by or referred to in the Agreement or the Registration Statement.

            We hereby consent to the filing of this letter with the Commission as an exhibit to the Registration Statement, and we consent to the reference to us under the heading "Material Federal Income Tax Consequences" in the Prospectus. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. Except as set forth above, this opinion is not to be used, circulated, quoted, or otherwise referred to for any purpose without our prior written consent.

                                          Very truly yours,



                                          Cahill Gordon & Reindel